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                                                                    EXHIBIT 23.1

                          Independent Auditor's Consent

         We consent to the incorporation of our report dated April 28, 1998, on the financial statements of InterExchange, Inc. and Combined Affiliates as of December 31, 1997, 1996 and 1995 and for the years the ended, which is included in Form 8-K filed by IDT Corporation filed about May 21, 1998.



                                        /s/ Amper, Politziner & Mattia P.A.



May 20, 1998
Edison, New Jersey